Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1, filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, our report dated April 16, 2024 relating to the audit of the consolidated balance sheets of Nature's Miracle Holding, Inc.(formerly LBBB Merger Corp.), its subsidiaries, and variable interest entities (collectively the “Company”) as of December 31, 2023, and 2022, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as “the financial statements”).

We also consent to the Company’s reference to WWC, P.C., Certified Public Accountants, as experts in accounting and auditing.

/s/ WWC, P.C.
San Mateo, California	WWC, P.C.
November 7, 2024	Certified Public Accountants
PCAOB ID: 1171